UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
6 Christopher Columbus Avenue, Danbury Connecticut 06810

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 13, 2007, Biodel Inc. (the “Company”) amended and restated its consulting agreement with Dr. Andreas Pfüetzner, the Company’s Chief Medical Officer, effective June 5, 2007 (the “Restated Consulting Agreement”). The Restated Consulting Agreement clarifies that Dr. Pfüetzner is entitled to receive $2,000 for each full business day devoted to the performance of Services (as defined in the Restated Consulting agreement) in addition to a non-refundable retainer of $150,000 per annum for the two-year period commencing June 5, 2007.
     All other terms of the Restated Consulting Agreement remain in full force and effect. The foregoing description is qualified in its entirety by reference to the full text of the Restated Consulting Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of F. Scott Reding and Severance Agreement with Mr. Reding
     On November 14, 2007, Biodel Inc. (the “Company”) announced that F. Scott Reding, the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer, resigned from all his positions with the Company effective as of November 13, 2007 (the “Resignation Date”).
     In connection with Mr. Reding’s resignation, the Company and Mr. Reding entered into a Severance Agreement (the “Severance Agreement”), pursuant to which Mr. Reding will receive certain severance benefits that he would not have otherwise been entitled to receive under his Employment Agreement with the Company.
     In partial consideration for such severance benefits, (1) Mr. Reding has agreed not to compete with the Company and not to solicit for hire or knowingly hire, directly or indirectly, certain employees of the Company for a period of 12 months following the Resignation Date, (2) Mr. Reding has agreed to keep confidential and not disclose all non-public information concerning the Company that he acquired during his employment with the Company and (3) Mr. Reding and the Company have agreed to release each other from certain claims that may have existed as of the Resignation Date,.
     Subject to the terms and conditions of the Severance Agreement, the Severance Agreement provides Mr. Reding with the following severance benefits: (1) continuation of Mr. Reding’s base salary set forth in the Employment Agreement, payable at the times specified in the Severance Agreement, less all applicable taxes and withholdings, for the period commencing on the Resignation Date and continuing until November 30, 2009 (the “Severance Pay Period”); (2) additional monetary consideration, payable at the times specified in the Severance Agreement, consisting of (a) a lump-sum payment of $11,128.02 (representing an amount equivalent to thirty (30) days pay), less all applicable taxes and withholdings; and (b) a lump-sum payment of $125,000, less all applicable taxes and withholdings; (3) the vesting as of the Resignation Date of 54,575 unvested options previously awarded to Mr. Reding pursuant to the Stock Option Award of November 1, 2006 (the “Option Agreement”) and the agreement that

Section 2(a)(iii) of the Option Agreement will not apply to the total of 90,000 options that are vested as of the Resignation Date, such that all such options shall remain exercisable through October 14, 2014; (4) COBRA benefits as specified in the Severance Agreement; and (5) continued provision of life and disability insurance benefits in the manner specified in the Severance Agreement. In addition, the Company has agreed to reimburse Mr. Reding for his attorneys’ fees incurred in connection with the Severance Agreement.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Appointment of Gerard J. Michel as Chief Financial Officer, Vice President of Corporate Development and Treasurer
     Also on November 14, 2007, the Company announced that Gerard J. Michel has been appointed as the Company’s Chief Financial Officer, Vice President of Corporate Development and Treasurer. Mr. Michel’s employment with the Company will commence on November 20, 2007.
     Mr. Michel, age 44, joins the Company from NPS Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of small molecule drugs and recombinant proteins, where he had been Chief Financial Officer since October 2003 and Vice President, Corporate Strategy since April 2006. From July 2002 to April 2006, Mr. Michel served as Vice President, Corporate Development of NPS. From 1995 to July 2002, Mr. Michel served as a Principal of the consulting firm of Booz-Allen & Hamilton. In this consulting capacity, he worked with large pharmaceutical companies, biotech firms, and service firms. From 1988 to 1995 Mr. Michel was with Lederle Labs, serving in Marketing, Sales and Corporate Development roles, both domestically and international. Mr. Michel received an M.S. in Microbiology and an M.B.A., both from the University of Rochester.
     In connection with his appointment, Mr. Michel signed an offer letter (the “Offer Letter”) which sets forth the terms of Mr. Michel’s employment. Pursuant to the Offer Letter, we will employ Mr. Michel as our Chief Financial Officer, Treasurer and Vice President Corporate Development. The Offer Letter provides for annual base compensation of $310,000 and the potential for a bonus of up to 35% of annual base compensation in an amount determined at the discretion of the Company’s board of directors. In connection with the Offer Letter, Mr. Michel will be granted options to purchase 125,000 shares of the Company’s common stock pursuant to the Company’s stock incentive plan. Such options will vest over a four-year period. Mr. Michel’s employment is at-will, meaning that the Company can terminate Mr. Michel’s employment at any time, for any reason, with or without cause or notice. However, if the Company terminates Mr. Michel’s employment without cause, as defined in the Offer Letter, he will be entitled to severance of one year’s salary and benefits. If Mr. Michel’s employment is terminated as a result of a change of control, he will be entitled to severance of one year’s salary and benefits and the vesting of his options will be accelerated.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: November 14, 2007	By:	/s/ Solomon S. Steiner
Solomon S. Steiner
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Consulting Agreement, entered into on November 13, 2007 and effective as of June 5, 2007, between Biodel Inc. and Dr. Andreas Pfüetzner
10.2	Severance Agreement by and between Biodel Inc. and F. Scott Reding
10.3	Offer Letter, dated as of November 12, 2007, by and between
Biodel Inc. and Gerard J. Michel